EXHIBIT 23.1


               Consent of Independent Certified Public Accountants


The Board of Directors and Shareholders
Donaldson, Lufkin & Jenrette, Inc.:


     We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the registration statement.




/s/ KPMG LLP
New York, New York
March 16, 1999